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     [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]






                             August 8, 2000


ACM Government Income Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

         Re:  Registration Statement on Form N-14

Ladies and Gentlemen:

         We have served as Maryland counsel to ACM Government Income Fund, Inc., a Maryland corporation (the "ACM I"), in connection with certain matters of Maryland law arising out of the issuance by ACM I of up to 125,887,656 shares (the "Shares") of common stock, par value $0.01 per share, of ACM I (the "Common Stock") to ACM Government Securities Fund, Inc. ("ACM II"), ACM Government Spectrum Fund, Inc. ("ACM III") and ACM Government Opportunity Fund, Inc. ("ACM IV," and together with ACM II and ACM III, collectively referred to as the "Acquired Funds"), each a Maryland corporation, in connection with the transfer of the assets of each of the Acquired Funds to ACM I and the assumption by ACM I of the liabilities of each of the Acquired Funds (collectively, the "Acquisitions"). Each of the Acquisitions is to be made pursuant to a separate Agreement and Plan of Acquisition and Liquidation (the "Agreement") executed by ACM I and the relevant Acquired Fund, as described in the above referenced Registration Statement (the "Registration Statement"), filled with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of ACM I, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents");

         1. The charter of ACM I, certified as of a recent date by the State Department of Assessments and Taxation of Maryland
(the "SDAT");




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         2.   The Bylaws of ACM I, certified an of the date
hereof by its Secretary;

         3. A certificate of the SDAT as of a recent date as to the good standing of ACM I;

         4. Resolutions adopted by the Board of Directors of ACM I relating to the approval of the Acquisitions, the form of the Agreement and the issuance of the Shares, certified as of the date hereof by the Secretary of ACM I;

         5. The form of the Agreement, certified as of the date hereof by the secretary of ACM I;

         6. A certificate executed by the Secretary of ACM I, dated the date hereof; and

         7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than ACM I) is duly authorized to do so.

         3. Each of the parties (other than ACM I) executing any Of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and Complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.




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         5.   The Board of Directors and the Stockholders of each
of the Acquired Funds will take all action necessary to validly approve the Acquisitions under Maryland law. Articles of Transfer relating to each of the Acquisitions will be filed by ACM I and the relevant Acquired Fund with, and accepted for record by, the SDAT,

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that;

         1. ACM I is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Shares have been duly authorized and, when and if issued in accordance with the resolutions of the Board of Directors of ACM I authorizing their issuance and the applicable Agreement, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Seward & Kissel LLP, counsel to ACM I) without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                             Very truly yours,









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